UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of “Building a New Merck: What We Know; What We Don't Know Yet” posted on the Merck & Co., Inc. (“Merck”) internal website on June 29, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Published in The Daily on June 29
Building a New Merck: What We Know; What We Don't Know Yet

Ever since Merck and Schering-Plough announced the intention to merge, both companies have been working on getting the deal done. Here's a snapshot of what we know right now — and what we don't.

Topic	What We Know …	What We Don't Know Yet …
Facilities
The Facilities Integration Team is currently analyzing all the Merck and Schering-Plough sites to see how they would best fit in the combined company.  The evaluation of these facilities and their future roles is a complicated process — involving a careful assessment of organizational requirements, employee demographics and community commitments — and will occur over time.  Information about site decisions will be shared as soon as appropriate.
Which sites will remain, which ones might decrease or increase in size and which ones will close.
Number of global employees post-close
Immediately at closing, the new Merck will have more than 100,000 employees total. Longer term, the substantial majority of employees will remain, but there will be a 15-percent reduction in the total workforce.

Exactly which jobs will be affected and where, or how many and which employees the new Merck will need to operate efficiently. We also don't know when job reductions will occur within individual divisions and functions, although the job reductions are expected to take place through the year 2011.

My job
It is critically important that all employees focus on doing their jobs to the best of their ability while the integration planning proceeds. Your efforts to stay focused and drive the business forward are much appreciated, and your success helps deliver the promise of the new Merck.

Exactly which jobs will report into which organization, function or division and how this will affect individual employees.
Employee benefits programs	Current benefits programs will continue. We anticipate that any changes will be limited to those which are typical for routine business, and are not dependent upon the merger.
What the new Merck’s benefits programs will be in the future. Merck's and Schering-Plough's benefits plans will be harmonized over time, with the majority of changes being planned for the year 2011 and later.

Day 1	Our goal is to complete the merger during Q4 2009.	The exact date of Day 1.
Leadership team of the new Merck
Dick Clark will lead the new Merck as chairman, president and CEO. Other executive leaders — from Executive Committee through senior leadership, including most country-level senior leadership — will be named close to Day 1.
The specific organizational structure and who will be named to executive leadership roles.
Integration planning
Has 4 distinct phases:
1. Mobilize (done — integration teams are staffed, launched and working)
2. Plan (current — teams are working to identify revenue and cost opportunities and to develop organizational structure)
3. Lock-in (gain approvals of plans; prepare for Day 1)
4. Implement (Q4 — Day 1 and beyond; operate as one company and deliver value to stakeholders)
The exact integration planning decisions that will be reached by the integration teams.
Structure of the new organization
There are fundamental differences in how both companies are structured.  The new Merck will be a synthesis of best practices and organizational design that provides customers and other stakeholders with what they need from the new company.
Exactly what the structure of the new Merck will be.
Special shareholders' meetings
On June 24, the U.S. Securities and Exchange Commission (SEC) completed its review of the companies' joint merger proxy statement and declared it effective. In addition, regulators worldwide will review and approve the proposal for a combined company from an anti-trust perspective. Aug. 7 is the date of the special shareholders' meetings of both companies.
How the shareholders will vote; when and whether the proxy materials will be approved and the anti-trust approvals will be granted.
Shareholders	Under the agreement, Schering-Plough shareholders will receive 0.5767 shares of Merck and $10.50 in cash for each share of Schering-Plough stock they own, upon closing of the merger.	If the shareholders of each company will agree to the price and the merger. In the joint proxy materials, the boards of directors of both companies encourage shareholders to vote for the merger.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, the proxy statement filed by Merck on June 25, 2009 and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough filed a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 27, 2009, and information regarding Merck’s directors and executive officers is available in the registration statement and joint proxy statement, filed with the SEC on June 25, 2009.  Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the contemplated transactions is included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.